UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: May 16, 2008

VERSA CARD, INC.
(Exact name of registrant as specified in its charter)
Formerly Intrepid Global Imaging 3D, Inc.

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-27407	98-0187705
(Commission File Number)	(IRS Employer Identification Number)

1615 Walnut Street, 3 rd Floor, Philadelphia, PA 19103
(Address of principal executive offices)

(215) 972-1601.
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective May 16, 2008, our Board of Directors dismissed Michael T. Studer CPA P.C. (“Studer”) as its independent registered public accounting firm and retained the accounting firm of Jewett, Schwartz, Wolfe & Associates (“JSWA”) as its new independent registered public accounting firm. The primary reason for the change is that JSWA has a working relationship with the Registrant’s current counsel and financial personnel.

Studer was the Registrant’s independent registered public accounting firm since October 2006 and for the Registrant’s last two annual reports (Form 10-KSB) for years ended December 31, 2006 and December 31, 2007. Studer’s report on our financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern modification expressing substantial doubt about the ability of the Registrant to continue as a going concern.

The decision to change our accountants was recommended and approved by our Board of Directors on May 16, 2008.

During our most recent two fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with Studer on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, except for a going concern modification expressing substantial doubt about the ability of the Registrant to continue as a going concern.

On May 16, 2008 we engaged JSWA as our new principal independent registered accounting firm in connection with our financial statements for the quarter ended March 31, 2008. Our Board of Directors recommended and approved the engagement of JSWA.

During the Registrant’s fiscal years ended December 31, 2007, 2006, and 2005 and through May 16, 2008, we did not consult JSWA with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Regsitrant's consolidated financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

The Registrant has requested Studer to furnish the Regsistrant with a letter addressed to the Securities and Exchange Commission stating whether Studer agrees with the above statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSA CARD, INC. Formerly, INTREPID GLOBAL IMAGING 3D, INC.

Date: May 20, 2008	By:	/s/ James MacKay
Name:James MacKay
Title: Chief Executive Officer